Exhibit 21

                              LIST OF SUBSIDIARIES
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        SUBSIDIARIES                              JURISDICTION OF INCORPORATION
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Apple Graphics, Inc.                                          California
Arts and Crafts Press, Inc.                                   California
Austin Printing Company, Inc.                                   Georgia
Automated Graphic Imaging/Copy Center, Inc.                Washington D. C.
Automated Graphic Systems - Ohio, Inc.                         Maryland
Automated Graphic Systems, Inc.                                Maryland
Bridgetown Printing Co.                                         Oregon
Byrum Lithographing Co.                                          Ohio
Chas. P. Young Company                                           Texas
Clear Visions, Inc.                                              Texas
Columbia Color, Inc.                                          California
Consolidated Paragraphics, Inc.                               California
Copy-Mor, Inc.                                                 Illinois
Courier Printing Company                                       Tennessee
Digital Direct, Inc.                                         Pennsylvania
Direct Color, Inc.                                            California
Eagle Press, Inc.                                             California
Emerald City Graphics, Inc.                                   Washington
Fittje Bros. Printing Co.                                      Colorado
Frederic Printing Company                                      Colorado
Garner Printing Company                                          Iowa
Georges & Shapiro Lithograph, Inc.                            California
Geyer Printing Company, Inc.                                 Pennsylvania
Graphic Communications, Inc.                                  California
Graphic Technology of Maryland, Inc.                           Maryland
Grover Printing Company                                          Texas
H & N Printing & Graphics, Inc.                                Maryland
Heritage Graphics, Inc.                                          Texas
Image Systems, Inc.                                            Wisconsin
Ironwood Lithographers, Inc.                                    Arizona
Keys Printing Company                                       South Carolina
Lincoln Printing Corporation                                    Indiana
Maryland Composition.com, Inc.                                 Maryland
Maxwell Graphic Arts, Inc.                                    New Jersey
McKay Press, Inc.                                              Michigan
Mercury Printing Company, Inc.                                 Tennessee
Mercury Web Printing, Inc.                                      Kansas
Metropolitan Printing Services, Inc.                            Indiana
Mobility, Inc.                                                 Virginia
Mount Vernon Printing Company                                  Virginia
Multiple Images Printing, Inc.                                 Illinois
Piccarri Press, Inc.                                         Pennsylvania
Precision Litho, Inc.                                         California
Pride Printers, Inc.                                         Massachusetts
Printing Corporation of America                                Maryland
Printing, Inc.                                                  Kansas
Rush Press, Inc.                                              California
Serco Forms, LLC                                                Kansas



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StorterChilds Printing Co., Inc.                                Florida
Superior Colour Graphics, Inc.                                 Michigan
Tewell Warren Printing Company                                 Colorado
The Etheridge Company                                          Michigan
The Graphics Group, Inc.                                         Texas
The Jarvis Press, Inc.                                           Texas
The John C. Otto Company, Inc.                               Massachusetts
The Printery, Inc.                                             Wisconsin
Theo. Davis Sons, Incorporated                              North Carolina
Thousand Oaks Printing and Specialties, Inc.                  California
Tucker Printers, Inc.                                            Texas
Tulsa Litho Company                                            Oklahoma
Tursack Incorporated                                         Pennsylvania
Walnut Circle Press, Inc.                                   North Carolina
Web Graphics, Inc.                                              Kansas
Wentworth Corporation                                       South Carolina
Western Lithograph Company                                       Texas
Westland Printers, Inc.                                        Maryland
Wetzel Brothers, Inc.                                          Wisconsin
Woodridge Press, Inc.                                         California
Consolidated Graphics Management, Inc.                         Delaware
Consolidated Graphics Management II, Inc.                      Delaware
Consolidated Graphics Management III, Inc.                     Delaware
CGML General Partner, Inc.                                     Delaware
Consolidated Graphics Management, Ltd.                           Texas
Consolidated Graphics Properties, Inc.                           Texas
Consolidated Graphics Properties II, Inc.                        Texas
Gulf Printing Company                                            Texas
Superb Printing Company                                          Texas
Chas. P. Young Company, Inc.                                   New York
Gilliland Printing, Inc.                                        Kansas
Gritz-Ritter Graphics, Inc.                                    Colorado
Heath Printers, Inc.                                          Washington



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